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                                                            FILED
                                                 CLERK, U.S. DISTRICT COURT

                                                         MAR 22 2002

                                               CENTRAL DISTRICT OF CALIFORNIA
                                               BY /s/ signature illegible DEPUTY


                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                                         Case No.: CV01-05389 CAS (AJWx)
NATIONAL CORPORATE TAX
CREDIT FUND; NATIONAL                    SPECIAL VERDICT FORM
CORPORATE TAX CREDIT, INC.;
NATIONAL TAX CREDIT
INVESTORS II; AND NATIONAL               The Honorable Christina A. Snyder
TAX CREDIT, INC. II,

     Plaintiffs,                         Trial Date:  March 12, 2002
  v.

BOND PURCHASE, L.L.C.; DAVID
L. JOHNSON, an individual; DLJ
ENTERPRISES, INC.; KELCOR,
INC.; KELCOR/NCMC JOINT
VENTURE, L.P.; PINERIDGE G.P.,
L.L.C.; QUIVIRA PLACE G.P.,
L.L.C.; and ROBERT B. THOMSON,
an individual,

     Defendants.

























































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     We, the Jury, in the above-entitled action, find the following Special
Verdict on the following questions submitted to us:

     I.    AS TO DEFENDANT PINERIDGE G.P., L.L.C.:


           A.   BREACH OF FIDUCIARY DUTY:

     1. Did the Operating General Partner of Pineridge (Pineridge G.P. L.L.C.) breach its fiduciary duty to the NAPICO limited partners?


                    Yes [X]   No [ ]


     If you answered yes to Question 1, please proceed to Question 2; otherwise please proceed to Question 5.


     2. Was any breach of fiduciary duty by the Operating General Partner of Pineridge material?


                    Yes [X]   No [ ]


     Please proceed to Question 3.


     3. State the total amount of damages, if any, caused by the Pineridge Operating General Partner's breach of fiduciary duty.


                    $18,333

     Please proceed to Question 4.


     4. Do you find by clear and convincing evidence that the Operating General Partner of Pineridge acted with oppression, malice or fraud in breaching its fiduciary duty to the NAPICO limited partners?

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                    Yes [X]   No [ ]


Please proceed to Question 5.

               B.   BREACH OF CONTRACT:

     5. Did the Operating General Partner of Pineridge breach the parties' agreement made on March 23, 2001 regarding the refinancing proceeds of Pineridge?


                    Yes [X]   No [ ]

Please proceed to Question 6.

     6. Did the Operating General Partner of Pineridge breach the Pineridge Associates Limited Partnership Agreement?


                    Yes [X]   No [ ]

     If you answered yes to Question 6, please proceed to Question 7. If you answered yes to Question 5 and no to Question 6, please proceed to Question 8. If you answered no to both Questions 5 and 6 please proceed to Question 9.

     7. Was any breach of the Pineridge Associates Limited Partnership Agreement by the Operating General Partner material?

                    Yes [X]   No [ ]

     Please proceed to Question 8.


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     8.   State the total amount of damages, if any, caused by the Pineridge
Operating General Partner's breach of contract.


                    $18,333

     Please proceed to Question 9.



               C.   FRAUD

     9. Did the Operating General Partner of Pineridge commit fraud as to the NAPICO limited partners of Pineridge?



                    Yes [X]   No [ ]


     If you answered yes to Question 9, please proceed to Question 10; otherwise go to Question 12.

     10. State the total amount of damages, if any, caused by the Pineridge Operating General Partner's fraud.

                    $18,333

     Please proceed to Question 11.


     11. Do you find by clear and convincing evidence that the Pineridge Operating General Partner acted with oppression, malice or fraud in committing fraud as to the NAPICO limited partners?



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                    Yes [X]   No [ ]

     Please proceed to Question 12.





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     II.  AS TO DEFENDANT QUIVIRA PLACE G.P. L.L.C.:


          A.   BREACH OF FIDUCIARY DUTY

     12. Did the Operating General Partner of Quivira (Quivira Place, G.P., L.L.C.) breach its fiduciary duty to the NAPICO limited partners?


                    Yes [X]   No [ ]


     If you answered yes to Question 12, please proceed to Question 13; otherwise please go to Question 16.


     13. Was the breach of fiduciary duty by the Operating General Partner of Quivira material?


                    Yes [X]   No [ ]


     Please proceed to Question 14.


     14. State the total amount of damages, if any, caused by the Quivira's Operating General Partner's breach of fiduciary duty.


                         $374,666

     15. Do you find by clear and convincing evidence that the Quivira Operating General Partner acted with oppression, malice or fraud in breaching its fiduciary duty to the NAPICO limited partners?



                    Yes [X]   No [ ]

     Please proceed to Question 16.


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          B.   BREACH OF CONTRACT

     16. Was there an agreement between the Operating General Partner of Quivira and the NAPICO limited partners on March 23, 2001 to distribute the proceeds from the refinancing of Quivira?



                    Yes [X]   No [ ]

     If you answered yes to Question 16, please proceed to Question 17; otherwise, please go to Question 19.


     17. Under the March 23, 2001 agreement, what percentage of the refinancing proceeds were the NAPICO limited partners entitled to from the Quivira refinancing?



                    82.5% [X]   50% [ ]

     Please proceed to Question 18.

     18. Did the Operating General Partner of Quivira breach the parties' March 23, 2001 agreement regarding the refinancing proceeds of Quivira?


                    Yes [X]   No [ ]

     Please proceed to Question 19.

     19. Did the Operating General Partner of Quivira breach the Quivira Place Associates Limited Partnership Agreement?


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                    Yes [X]    No [ ]

     If you answered yes to Question 19, please proceed to Question 20. If you answered yes to Question 18 and no to Question 19, please proceed to Question
21. If you answered no to both Questions 18 and 19, please proceed to Question
22.


     20. Was any breach of the Quivira Place Associates Limited Partnership Agreement by the Operating General Partner material?



                    Yes [X]   No [ ]

     Please proceed to Question 21.

     21. State the total amount of damages, if any, caused by the Operating General Partner of Quivira's breach of contract.



                    $374,666

     Please proceed to Question 22.


     22. Is the Operating General Partner of Quivira entitled to be paid any portion of a development fee out of the Quivira refinancing proceeds?


                    Yes [X]   No [ ]

     Please proceed to Question 23.


          C.   FRAUD


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     23.  Did the Quivira Operating General Partner commit fraud as to the
NAPICO limited partners of Quivira?


                    Yes [X]   No [ ]

     If you answered yes to Question 23, please proceed to Question 24; otherwise, please go to Question 26.


     24. State the total amount of damages, if any, caused by the Quivira Operating General Partner's fraud.


                    $374,666

     Please proceed to Question 25.


     25. Do you find by clear and convincing evidence that the Quivira Operating General Partner acted with oppression, malice or fraud in committing fraud as to the NAPICO limited partners?


                    Yes [X]   No [ ]

     Please proceed to Question 26.



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     III. AS TO DEFENDANT ROBERT B. THOMSON

     26. Did Robert B. Thomson breach his fiduciary duty to the NAPICO limited partners of Pineridge and Quivira?


                    Yes [X]   No [ ]

     If you answered yes to Question 26, please proceed to Question 27; otherwise please go to Question 29.

     27. State the total amount of damages, if any, caused by Robert B. Thomson's breach of his fiduciary duty to the NAPICO limited partners of Pineridge and Quivira.


                    $53,000

     Please proceed to Question 28.


     28. Do you find by clear and convincing evidence that Robert B. Thomson acted with oppression, malice or fraud in breaching his fiduciary duty to the NAPICO limited partners of Pineridge and Quivira?


                    Yes [X]   No [ ]

     Please proceed to Question 29.


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     IV.  AS TO DEFENDANT DAVID L. JOHNSON

          A.   BREACH OF FIDUCIARY DUTY

     29. Did David L. Johnson breach his fiduciary duty to the NAPICO limited partners of Pineridge and Quivira?


                    Yes [X]   No [ ]

     If you answered yes to Question 29, please proceed to Question 30; otherwise, please go to Question 32.


     30. State the total amount of damages, if any, caused by David L. Johnson's breach of his fiduciary duty to the NAPICO limited partners of Pineridge and Quivira.


           $ 116,704

     Please proceed to Question 31.

     31. Do you find by clear and convincing evidence that David L. Johnson acted with oppression, malice or fraud in breaching his fiduciary duty to the NAPICO limited partners of Pineridge and Quivira?


                    Yes [X]   No [ ]

     Please proceed to Question 32.


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           B.   FRAUD

     32.   Did David L. Johnson commit fraud as to the NAPICO limited partners?


                    Yes [X]  No [ ]


           If you answered yes to Question 32, please proceed to Question 33; otherwise go to Question 35.


     33. State the total amount of damages, if any, caused by David L. Johnson's fraud.


                    $  21,887

     Please proceed to Question 34.


     34. Do you find by clear and convincing evidence that David L. Johnson acted with oppression, malice or fraud in committing fraud as to the NAPICO limited partners?


                    Yes [X]   No [ ]

     Please proceed to Question 38. Questions 35 through 37 have been deleted.



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     V.    AS TO DEFENDANT BOND PURCHASE


     A.    INTERFERENCE WITH CONTRACTUAL RELATIONS

     38. Did Bond Purchase L.L.C. intentionally interfere with the contracts between the Operating General Partners of Quivira and Pineridge and the NAPICO limited partners?


                    Yes [ ]   No [X]

     If you answered yes to Question 38, please proceed to Question 39; otherwise, please go to Question 40.

     39. State the total amount of damages, if any, caused by Bond Purchase L.L.C.'s intentional interference with the contracts.


                    $    0

     Please proceed to Question 40.








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     VI.   AS TO DEFENDANTS PINERIDGE G.P., L.L.C., QUIVIRA PLACE G.P. L.L.C.
           AND BOND PURCHASE:

           A.       CONSPIRACY

     40. Did the defendants Quivira Place G.P., L.L.C., Pineridge G.P., L.L.C., and Bond Purchase, L.L.C. agree amongst themselves to defraud the NAPICO limited partners?


                    Yes [X]   No [ ]

     If you answered yes to Question 40, please proceed to Question 41; otherwise please sign and date the verdict form.


     41. If you find that some of the defendants listed in Question 40 did agree to defraud the plaintiffs and some did not agree to defraud the plaintiffs, please list the defendants that DID NOT agree to defraud the plaintiffs below. If you find that all defendants agreed to defraud the NAPICO limited partners, write "All agreed."


                              ALL AGREED


     Please proceed to Question 42.



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     42.   State the total amount of damages, if any, caused by the conspiracy to defraud the NAPICO limited partners.


                    $238,585

           Please proceed to Question 43.

     43. Do you find by clear and convincing evidence that the following defendants acted with oppression, malice or fraud in agreeing to defraud the NAPICO limited partners?


     Pineridge G.P., L.L.C.               Yes  [X]   No [ ]

     Quivira Place G.P., L.L.C.           Yes  [X]   No [ ]

     Bond Purchase L.L.C.                 Yes  [X]   No [ ]



     Please sign and date the Verdict.



Dated:   3/22/02
                                    /s/[Illegible Signature]
                                    ------------------------
                                        Jury Foreperson




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